UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   September 5, 2018

EnSync, Inc.

(Exact name of registrant as specified in charter)

Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

N88 W13901 Main Street, Suite 200, Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (262) 253-9800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 5, 2018, EnSync, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with certain investors providing for the sale of 11,334,616 shares of the Company’s common stock, par value $0.01 per share for an aggregate purchase price of approximately $2.9 million at a price per share of $0.26 (the “Registered Direct Offering”). Investors include members of the Company’s board of directors who are purchasing $600,000 of shares.

The Company estimates that the net proceeds from the Registered Direct Offering will total approximately $2.7 million, which will be used to fund the development of distributed energy resource projects and for working capital and general corporate purposes.

The shares of common stock to be sold in the Registered Direct Offering are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was declared effective on October 12, 2017 (File No. 333-218935) (the “Registration Statement”).

The closing of the sale of these shares is expected to take place on or about September 6, 2018, subject to customary closing conditions. A copy of the form of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On August 23, 2018, the Company entered into an Engagement Letter (the “Engagement Letter”) with Network 1 Financial Securities, Inc. (“Network 1”) pursuant to which Network 1 has agreed to act as the Company’s exclusive placement agent in connection with the Registered Direct Offering. On a commercially reasonable efforts basis, Network 1 had the exclusive right to identify prospective purchasers and arrange for sales of the Company’s common stock. Network 1 had no obligation to arrange for the purchase or sale of any specific number or dollar amount of the Company’s shares. In accordance with the terms of the Engagement Letter, the Company will pay Network 1 an aggregate fee equal to 7% of the gross proceeds of the sale of the common stock in the Registered Direct Offering.

A copy of the Engagement Letter is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing summaries of the Purchase Agreement and the Engagement Letter do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents.

In addition to the form of Purchase Agreement and the Engagement Letter, Exhibits 5 and 23 are filed herewith in connection with the Registration Statement and are incorporated herein by reference.

The information contained in this Current Report on Form 8-K does not constitute an offer to sell or solicitation of offers to buy the shares or any other securities.

2

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

5	Opinion of Godfrey & Kahn, S.C., filed herewith

10.1	Form of Stock Purchase Agreement, dated September 5, 2018, filed herewith.

10.2	Engagement Letter between EnSync, Inc. and Network 1 Financial Securities, Inc., dated August 23, 2018, filed herewith.

23	Consent of Godfrey & Kahn (included as part of Exhibit 5), filed herewith.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnSync, Inc.

Dated: September 5, 2018	By:	/s/ Bradley L. Hansen
	Name:	Bradley L. Hansen
	Title:	Chief Executive Officer